                                                        EXHIBIT 23(d)(2)
THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS
625 Fourth Avenue South
Minneapolis, Minnesota  55415

________, 1999


Rolf F. Bjelland, President
Lutheran Brotherhood Research Corp.
625 Fourth Avenue South
Minneapolis, Minnesota  55415

Dear Mr. Bjelland:

This letter is to confirm to you that The Lutheran Brotherhood Family of Funds (the "Trust") has created three new series of shares to be known as Lutheran Brotherhood Growth Fund, Lutheran Brotherhood Value Fund, and Lutheran Brotherhood Limited Maturity Bond Fund (the "Funds"), and that pursuant to Section 1(b) of the Master Advisory Contract between Lutheran Brotherhood Research Corp. (the "Adviser") and the Trust, dated as of November 1, 1993, as supplemented by letters dated June 8, 1996 and May 30, 1997 and Amendments No. 1 and 2 thereto dated December 3, 1998 (together, the "Advisory Contract"), the Trust desires to retain you to render management and investment advisory services under the Advisory Contract to the Funds as a "Fund" thereunder for a fee equal to a percentage of the Fund's average daily net assets as specified in Annex H attached hereto.

Please indicate your acceptance of this responsibility in accordance with the terms of the Advisory Contract by signing this letter as indicated below.

The term "The Lutheran Brotherhood Family of Funds" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement of the Trust dated September 1, 1993 as the same may subsequently thereto have been, or subsequently hereto may be, amended (the "Master Trust Agreement"). It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this letter agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other fund shall be responsible for same.

THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS


By: /s/ Rolf F. Bjelland
    --------------------------
    Rolf F. Bjelland, President


ACCEPTED AND AGREED TO:

LUTHERAN BROTHERHOOD RESEARCH CORP.


By: /s/ Rolf F. Bjelland
    --------------------------
    Rolf F. Bjelland, President


                       THE LUTHERAN BROTHERHOOD FAMILY OF FUNDS


                              MASTER ADVISORY CONTRACT

                                     ANNEX H

                           Lutheran Brotherhood Growth Fund


                                                 Rates of Annual Advisory
                                                  Fee as a Percentage of
Average Daily Net Assets                         Average Daily Net Assets

On the portion of the Fund which is:

$500 million or less                                      0.425%
Over $500 million but not over $1 billion                 0.375%
Over $1 billion                                           0.325%


                          Lutheran Brotherhood Value Fund


                                                 Rates of Annual Advisory
                                                  Fee as a Percentage of
Average Daily Net Assets                         Average Daily Net Assets

On the portion of the Fund which is:

$500 million or less                                      0.40%
Over $500 million but not over $1 billion                 0.35%
Over $1 billion                                           0.30%



               Lutheran Brotherhood Limited Maturity Bond Fund


                                                 Rates of Annual Advisory
                                                  Fee as a Percentage of
Average Daily Net Assets                         Average Daily Net Assets

On the portion of the Fund which is:

$500 million or less                                      0.30%
Over $500 million but not over $1 billion                 0.275%
Over $1 billion                                           0.25%


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